Exhibit 99.1

AerSale Reports First Quarter 2026 Results

First Quarter 2026 Highlights

●	Revenue of $70.6 million versus $65.8 million in the prior year period
●	Net loss of $3.5 million versus net loss of $5.3 million in the prior year period
●	Adjusted net income[1] of $0.1 million versus adjusted net loss of $2.7 million in the prior year period
●	Adjusted EBITDA[1] of $7.4 million versus adjusted EBITDA of $3.2 million in the prior year period
●	Feedstock acquisitions of $25.1 million versus $43.4 million in the prior year period
●	Inventory of $369.5 million
●	Aircraft and engines held for lease[2] of $121.5 million

MIAMI, Florida, May 7, 2026 (GLOBE NEWSWIRE) – AerSale Corporation (Nasdaq: ASLE) (“AerSale” or the “Company”) today reported first quarter 2026 financial results.

	(in thousands, except per-share amount)
	(Unaudited)
	Three Months Ended March 31,
	2026	2025	Percent Change
Total revenue	$70,614	$65,776	7.4%
Net loss	(3,450)	(5,277)	34.6%
Adjusted net income (loss) (1)	66	(2,665)	102.5%
Adjusted EBITDA (1)	7,360	3,174	131.9%
Diluted loss per share	(0.07)	(0.10)	30.0%
Adjusted diluted earnings (loss) per share (1)	0.00	(0.05)	100.0%
Feedstock acquisitions	$25,056	$43,439	(42.3)%

First Quarter 2026 Results of Operations

The Company’s revenue for the first quarter of 2026 was $70.6 million, representing a 7.4% increase compared to $65.8 million in the first quarter of 2025, primarily driven by increased engine and B757 freighter leasing activity. Adjusted EBITDA1 in the first quarter of 2026 increased by $4.2 million to $7.4 million, or 10.4% of total revenue, representing an increase of 131.9% compared to $3.2 million, or 4.8% of total revenue, in the comparable prior year period. The increase in adjusted EBITDA1 was mainly driven by more equipment on lease and flight equipment sales during the period.

As a reminder to investors, the Company’s revenue is likely to fluctuate from quarter-to-quarter and year-to-year based on the timing of flight equipment sales and therefore, performance should be monitored based on the more recurring aspects of our business, which includes leasing, used serviceable material (“USM”) and maintenance repair and overhaul (“MRO”) activities.

In the first quarter of 2026, flight equipment sales were $5.2 million and consisted of one engine, compared to $1.8 million from one engine sold in the comparable prior‑year period. Excluding flight equipment sales, revenue grew 2.2% as the Company continued to expand the more recurring parts of its business. The increase was due in part to greater leasing revenue from an expanded lease pool, including the deployment of three Boeing 757 freighter aircraft, as well as continued growth in the engine leasing portfolio focused on high‑demand engine types that are expected to remain strong during the lease period. The Company also saw improved performance at the Goodyear, Arizona and Millington, Tennessee on-airport MRO facilities as the Company filled previously unutilized hanger capacity. This was partially offset by lower USM and MRO parts sales, as well as lower revenue from our Roswell, New Mexico facility due to lower stored aircraft.

Nick Finazzo, Chief Executive Officer at AerSale, stated, “Our first quarter performance reflects continued progress in growing the more recurring parts of our business through increased leasing activity and disciplined execution across our platform. During the quarter, we commenced work at our Millington facility following the award of a long‑term, multi‑line regional airline maintenance agreement and at our expanded Aerostructures facility. These expansion projects resulted in expected start‑up costs, which created modest margin pressure that we expect to normalize as volumes increase and operations mature.”

Mr. Finazzo continued, “We also continued to execute on our leasing strategy with the placement of an additional B757 freighter, ending the quarter with three aircraft on lease and one additional aircraft under letter of intent. With a strong inventory position and expanding capacity, we remain focused on monetizing our assets and delivering a more consistent earnings profile over time.”

Asset Management Solutions Segment (“AMS”) revenue increased 10.0% to $43.1 million during the first quarter of 2026 compared to $39.2 million in the first quarter of 2025. Excluding flight equipment sales, total revenue in the first quarter of 2026 increased 1.3% to $37.9 million from $37.5 million in the prior year, driven by increased leasing activity and favorable engine mix, partially offset by lower USM volume. The Company had 18 engines and three B757 freighter aircraft on lease in the current quarter, compared to 16 engines and one B757 freighter on lease in the prior year period.

Technical Operations (“TechOps”) revenue increased 3.4% to $27.5 million in the first quarter of 2026 compared to $26.6 million in the first quarter of 2025, driven primarily by higher revenue from on‑airport MRO operations. Revenue growth was led by increased storage work scope in Goodyear, Arizona and by the continued ramp‑up of operations in Millington, Tennessee in support for a recently awarded long term CRJ multi-line maintenance agreement. These increases were partially offset by lower MRO parts sales during the quarter.

Gross margin decreased to 26.7% for the first quarter of 2026 compared to 27.3% in the same period last year, as TechOps margins declined due to start‑up and training costs related to the CRJ lines in Millington and the expansion in Aerostructures. In addition, Goodyear incurred higher labor costs in the quarter as it ramped up labor in anticipation of demand during the remainder of the year.

Selling, general, and administrative expenses were $22.2 million in the first quarter of 2026 versus $24.6 million in the first quarter of 2025. AerSale incurred $1.8 million of share-based compensation expense in the first quarter of 2026 versus $1.2 million in the first quarter of 2025. The favorable cost reductions are a result of our efficiency initiatives that have reduced overall costs, as well as one-time severance charges incurred in the prior year period.

Loss from operations was $3.3 million in the first quarter of 2026 compared to $6.6 million in the first quarter of 2025.

Income tax benefit was $1.0 million in the first quarter of 2026, compared to $0.7 million in the first quarter of 2025. The Company’s effective tax rate was 22.6% in the first quarter of 2026 compared to 12.0% in the first quarter of 2025.

Net loss for the first quarter of 2026 was $3.5 million, compared to a net loss of $5.3 million in the prior year. During the first quarter of 2026, the Company recognized $1.8 million of share-based compensation expenses within payroll expenses, $1.6 million in non-cash inventory write-downs, and $0.1 million in facility relocation costs. Excluding these non-cash and unusual items and adjusted for tax, adjusted net income1 was $0.1 million in the first quarter of 2026, compared to an adjusted net loss1 of $2.7 million in the first quarter of 2025.

Diluted loss per share was $0.07 for the first quarter of 2026 compared to a diluted loss per share of $0.10 in the first quarter of 2025. Adjusted for the non-cash and unusual items noted above, adjusted diluted earnings per share1 was $0.00 for the first quarter of 2026, compared to an adjusted diluted per share loss of $0.05 for the first quarter of 2025.

Conference Call Information

The Company will host a conference call today, May 7, 2026 at 4:30 pm Eastern Time to discuss these results. A live audio webcast will be available to the public on a listen-only basis at https://ir.aersale.com/news-events/events. An archived replay of the webcast will also be available on the Investors portion of the AerSale website at https://ir.aersale.com/ for one year.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share. AerSale defines adjusted EBITDA as net income (loss) excluding interest expense, depreciation and amortization, income tax expense (benefit), and other non-cash, non-recurring or unusual items. Adjusted net income (loss) is defined as net income (loss) excluding mark-to-market adjustments relating to our private warrants, stock-based compensation expense, inventory write-offs and other non-cash, non-recurring or unusual items. Adjusted diluted earnings (loss) per share is adjusted net income divided by the diluted weighted average number of shares outstanding during the measurement period.

AerSale believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations. AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non-GAAP measures should not be construed as an alternative to net income (loss) or net income (loss) margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s financial statements, and not rely on any single financial measure to evaluate AerSale’s business. Other companies may calculate adjusted EBITDA, adjusted net income (loss), or adjusted diluted earnings (loss) per share differently, and therefore AerSale’s adjusted EBITDA, adjusted net income (loss), or adjusted diluted earnings (loss) per share measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of net income (loss), the Company’s closest GAAP measure, to adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share, are outlined in the tables below following the Company’s condensed consolidated financial statements.

End Notes

(1) Adjusted net income (loss), adjusted EBITDA and adjusted diluted earnings (loss) per share are non-GAAP measures. See “Non-GAAP Financial Measures” and “Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Basic/Diluted (Loss) Earnings Per Share Reconciliation Table” at the end of this press release for a discussion of why we believe these non-GAAP measures are useful together with a detailed reconciliation of these measures to their most directly comparable GAAP (Generally Accepted Accounting Principles) measure.

(2) Aircraft and engines held for lease refers to the financial statement line item Aircraft and engines held for lease, net on the Condensed Consolidated Balance Sheet, which is comprised of assets’ cost net of accumulated depreciation.

First Quarter 2026 Financial Results

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Products	$35,304	$37,122
Leasing	11,846	7,501
Services	23,464	21,153
Total revenue	70,614	65,776
Cost of sales and operating expenses:
Cost of products	24,023	27,639
Cost of leasing	4,463	3,008
Cost of services	23,247	17,164
Total cost of sales	51,733	47,811
Gross profit	18,881	17,965
Selling, general and administrative expenses	22,213	24,612
Loss from operations	(3,332)	(6,647)
Other (expense) income:
Interest expense, net	(2,130)	(1,181)
Other income, net	1,007	1,888
Change in fair value of warrant liability	-	(57)
Total other (expense) income, net	(1,123)	650
Loss before income tax provision	(4,455)	(5,997)
Income tax benefit	1,005	720
Net loss	$(3,450)	$(5,277)

Loss per share:
Basic	$(0.07)	$(0.10)
Diluted	$(0.07)	$(0.10)
Weighted average shares outstanding:
Basic	47,240,034	52,338,258
Diluted	47,240,034	52,338,258

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2026	2025
Current assets:
Cash and cash equivalents	$2,085	$4,379
Accounts receivable, net of allowance for credit losses of $1,098 and $1,173 as of March 31, 2026 and December 31, 2025, respectively	47,116	42,654
Income tax receivable	1,126	1,728
Inventory:
Aircraft, airframes, engines, and parts	214,703	205,379
Advance vendor payments	4,900	5,679
Deposits, prepaid expenses, and other current assets	12,085	9,170
Total current assets	282,015	268,989
Fixed assets:
Aircraft and engines held for lease, net	121,489	102,361
Property and equipment, net	31,998	32,006
Inventory:
Aircraft, airframes, engines, and parts	154,783	158,385
Operating lease right-of-use assets	28,873	30,130
Deferred income taxes	9,735	8,784
Deferred financing costs, net	925	1,024
Other assets	578	586
Goodwill	19,860	19,860
Other intangible assets, net	17,810	18,347
Total assets	$668,066	$640,472

Current liabilities:
Accounts payable	$31,260	$29,645
Accrued expenses	7,198	7,233
Income tax payable	324	329
Lessee and customer purchase deposits	2,123	780
Current operating lease liabilities	4,114	4,313
Current portion of long-term debt	993	993
Deferred revenue	724	530
Deferred insurance proceeds	28,610	28,610
Total current liabilities	75,346	72,433
Revolving credit facility	137,796	110,053
Long-term debt	1,036	1,284
Long-term lease deposits	3,182	3,492
Long-term operating lease liabilities	27,150	28,190
Maintenance deposit payments and other liabilities	773	589
Total liabilities	245,283	216,041
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued and outstanding 47,241,615 and 47,221,513 shares as of March 31, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	278,531	276,729
Retained earnings	144,247	147,697
Total stockholders' equity	422,783	424,431
Total liabilities and stockholders’ equity	$668,066	$640,472

AERSALE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,450)	$(5,277)
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	6,138	4,943
Amortization of debt issuance costs	99	90
Amortization of operating lease assets	18	53
Inventory reserve	2,732	829
Deferred income taxes	(951)	(403)
Change in fair value of warrant liability	-	57
Share-based compensation	1,802	1,160
Changes in operating assets and liabilities:
Accounts receivable	(4,462)	(5,221)
Income tax receivable	602	(239)
Inventory	(29,941)	(39,709)
Deposits, prepaid expenses, and other current assets	(2,915)	873
Other assets	8	(35)
Advance vendor payments	779	107
Accounts payable	1,615	(6,647)
Income tax payable	(5)	-
Accrued expenses	(101)	(18)
Deferred revenue	194	(857)
Lessee and customer purchase deposits	1,033	1,251
Deferred insurance proceeds	-	3,700
Other liabilities	142	122
Net cash used in operating activities	(26,663)	(45,221)
Cash flows from investing activities:
Acquisition of aircraft and engines held for lease, including capitalized costs	(2,074)	(1,128)
Purchase of property and equipment	(1,052)	(2,411)
Net cash used in investing activities	(3,126)	(3,539)
Cash flows from financing activities:
Proceeds from long-term debt	-	220
Repayments of long-term debt	(248)	(151)
Proceeds from revolving credit facility	83,043	148,943
Repayments of revolving credit facility	(55,300)	(55,100)
Payments of debt issuance costs	-	(114)
Purchase of treasury stock	-	(45,000)
Taxes paid related to net share settlement of equity awards	-	(45)
Net cash provided by financing activities	27,495	48,753

Decrease in cash and cash equivalents	(2,294)	(7)
Cash and cash equivalents, beginning of period	4,379	4,698
Cash and cash equivalents, end of period	$2,085	$4,691

Supplemental disclosure of cash activities
Income tax payments (refunds), net	$3	$(191)
Interest paid	$2,030	$1,063
Supplemental disclosure of noncash investing activities
Reclassification of inventory to equipment held for lease, net	$21,487	$3,509

AERSALE CORPORATION AND SUBSIDIARIES

Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Basic/Diluted (Loss) Earnings Per Share Reconciliation Table

(in thousands, except per and percentage share data)

(Unaudited)

	Three Months Ended March 31,
		% of Total		% of Total
	2026	Revenue	2025	Revenue
Reported net loss	$(3,450)	(4.9)%	$(5,277)	(8.0)%
Addbacks:
Change in fair value of warrant liability	-	-%	57	0.1%
Share-based compensation	1,802	2.6%	1,160	1.8%
Payroll taxes related to share-based compensation	-	-%	18	0.0%
Inventory write-off	1,615	2.3%	-	-%
Facility relocation costs	130	0.2%	358	0.5%
Restructuring costs	-	-%	1,054	1.6%
Legal settlement	-	-%	400	0.6%
Income tax effect of adjusting items (1)	(31)	(0.0)%	(435)	(0.7)%
Adjusted net income (loss)	$66	0.1%	$(2,665)	(4.1)%
Interest expense, net	2,130	3.0%	1,181	1.8%
Income tax benefit	(1,005)	(1.4)%	(720)	(1.1)%
Depreciation and amortization	6,138	8.7%	4,943	7.5%
Reversal of income tax effect of adjusting items (1)	31	-%	435	0.7%
Adjusted EBITDA	$7,360	10.4%	$3,174	4.8%

Reported basic (loss) per share	$(0.07)		$(0.10)
Addbacks:
Change in fair value of warrant liability	-		0.00
Share-based compensation	0.04		0.02
Payroll taxes related to share-based compensation	-		0.00
Inventory write-off	0.03		-
Facility relocation costs	0.00		0.01
Restructuring costs	-		0.02
Legal settlement	-		0.01
Income tax effect of adjusting items	(0.00)		(0.01)
Adjusted basic earnings (loss) per share	$0.00		$(0.05)

Reported diluted (loss) per share	$(0.07)		$(0.10)
Addbacks:
Change in fair value of warrant liability	-		0.00
Share-based compensation	0.04		0.02
Payroll taxes related to share-based compensation	-		0.00
Inventory write-off	0.03		-
Facility relocation costs	0.00		0.01
Restructuring costs	-		0.02
Legal settlement	-		0.01
Income tax effect of adjusting items	(0.00)		(0.01)
Adjusted diluted earnings (loss) per share	$0.00		$(0.05)

(1) The income tax effect of current period adjusting items is calculated at the Company's applicable statutory rate of 24% after considering federal and state tax rates.

Forward Looking Statements

This press release includes “forward-looking statements”. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may constitute forward-looking statements, and include, but are not limited to, statements regarding our anticipated financial performance, including anticipations regarding improved financial results as a result of our recently awarded long-term CRJ maintenance contract and greater demand for AerSale’s USM business; expectations regarding feedstock and commercial demand; our growth trajectory; the expected operating capacity of our MRO facilities and demand for such services; and the sufficiency of our liquidity; AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative of these or other similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and its other filings with the SEC, including its subsequent quarterly reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

About AerSale

AerSale is a global provider of integrated aviation aftermarket services and solutions, serving operators of Boeing, Airbus, and legacy McDonnell Douglas aircraft. The Company helps aircraft owners and operators optimize the value, safety, and operational efficiency of their fleets across the entire aircraft lifecycle.

AerSale’s comprehensive capabilities include aircraft and engine sales and leasing, used serviceable material (USM) sales, component and airframe MRO services, and FAA-certified engineered solutions. Through internally developed products such as AerSafe®, AerTrak®, and the AerAware™ Enhanced Flight Vision System, AerSale delivers innovative technologies that enhance aircraft performance, improve safety, and reduce operating costs.

With deep technical expertise and a fully integrated business model, AerSale provides everything customers need—through a single, trusted partner.

Media:

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AerSale: Jackie Carlon

Telephone: (305) 764-3200

Email: media.relations@aersale.com

Investor:

AerSale: investorrelations@aersale.com

Source: AerSale Corporation